SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2010

En2go International, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-50480
(State or other jurisdiction	(Commission File Number)
of incorporation)

644-1812 West Burbank Blvd., Burbank, CA	91506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (818) 748-6244

2921 West Olive Avenue, Burbank, CA 91505
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 Election of Directors

(a)           The Company elected directors for its 2011 fiscal year pursuant to written consent of a majority of its stockholders dated September 7, 2010; under the terms of the consent, the election of the new Board of directors became effective on October 4, 2010, 20 days following mailing of the Definitive Information Statement to our stockholders, which mailing took place on September 14, 2010.

(b)           The following persons were elected directors of the Company pursuant to the written consent, to serve and hold office until the next annual meeting of stockholders and until their successors are elected and qualify: Robert Rosner, Bruce Schmidt, Richard Genovese and Frank Anderson.

(c)           Pursuant to the written consent of stockholders, a total of 17,332,646 shares were voted in favor of the election of the following directors:

Proposal	Votes in Favor	Votes Against	Abstentions/ Broker Nonvotes

Election of Robert Rosner as a Director	17,332,646	NA	NA

Election of Bruce Schmidt
as a Director	17,332,646	NA	NA

Election of Richard Genovese
as a Director	17,332,646	NA	NA

Election of Frank Anderson
as a Director	17,332,646	NA	NA

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

En2go International, Inc.

Date: October 8, 2010	By:	/s/ Robert Rosner
Robert Rosner,
Chief Executive Officer